FOR IMMEDIATE RELEASE

DWANGO WIRELESS ANNOUNCES FIRST QUARTER RESULTS

Conference Call and Webcast Scheduled for Today at 4:30pm ET/1:30pm PT

Seattle, Wash. —May 17, 2005—Dwango® Wireless, (OTC BB:DWGN), a leading developer and publisher of mobile entertainment content for top lifestyle brands, yesterday filed reported results for the first quarter of fiscal year 2005.

For the quarter ending March 31, 2005, Dwango Wireless reported sales of $1,060,000, as compared with $60,000 in the prior year first quarter ended March 31, 2004. Management attributed this dramatic year-over-year revenue growth to the successful launches and market acceptance of Dwango Wireless’ first significant commercialized mobile content products, namely its exclusive catalog of Rolling Stone Ringtones developed under Dwango’s agreement with Rolling Stone.com. Dwango’s branded mobile content innovations are available to consumers through its agreements with major mobile wireless carriers, including Cingular Wireless, Verizon Wireless, T-Mobile, Sprint, US Cellular, Alltel, Nextel, and Boost Mobile.

“Dwango’s exciting growth momentum is gaining strength with each quarter. We are now in position to unleash a powerful sequential rollout of branded product throughout the rest of 2005,” stated Rick Hennessey, CEO Dwango Wireless. “Not only are we working on new exclusive branded content and new carrier partners for existing content, we also plan to expand our product mix beyond the ringtones and games that are driving our growth now. For example, we will be adding mobile messaging functionality to our existing services, to embed our content even more deeply into the mobile lifestyle of our consumer audience.”

On a sequential basis, Dwango’s first quarter 2005 revenues grew 23% compared to revenues of $864,000 for the fourth quarter ended December 31, 2004.

First quarter 2005 gross profit was $493,000, compared to $60,000 in the first quarter of 2004. Dwango’s first quarter 2005 gross margin was 46.5%. This compares with a gross margin of 40.0% in the fourth quarter of fiscal 2004.

For the 2005 first quarter, the Company’s net loss was $3,468,000, compared with a net loss of $1,607,000 in the first quarter of 2004. As a result of accretion and deemed dividends on redeemable preferred stock amounting to $1,386,000, the first-quarter net loss attributable to common stockholders was $4,854,000, or a loss of $0.58 per basic and fully diluted share. The first quarter of last year had no accretion or deemed stock dividends.
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In the area of financing, in January and February of 2005, Dwango Wireless raised $15,700,000 from private investors for strategic development, to promote its products and for general operating purposes. This capital raise together with capital raised in 2004 has resulted in private funding that totals over $23 million to support Dwango’s plans for growth in the mobile entertainment space.

Since the close of the first quarter, Dwango Wireless has launched two additional, internally developed games, “Rolling Stone 20 Questions” and “Beliefnet Spiritual Trivia,” and is currently developing additional, new original games slated for launch in upcoming months. Dwango Wireless also partnered with Napster to recently launch Napster Ringtones. The new consumer service provides ringtones, artist voice “shoutouts,” and exclusive wallpapers from Napster’s library.

Also during the first quarter, Dwango Wireless entered into wireless carrier agreements with Microcell/Fido and Rogers, each of whom has a significant customer base in Canada.

Conference call and webcast scheduled for today at 1:30pm PT
Dwango Wireless will hold a conference call today, May 17, 2005, at 1:30 p.m. PT (4:30 p.m. ET) to present its results for the 2005 first quarter ended March 31, 2004 and a management update on the Company’s strategic outlook for 2005.

To participate in the conference call (U.S. and Canada), please dial (800) 399-7907 five to ten minutes prior to the event to allow time for participant registration. International callers should dial (706) 679-0614. No passcode is necessary.

A replay of the event will be available shortly following its conclusion and remain available until Tuesday, May 24, 2005 at midnight ET. Dial (800) 642-1687 or (706) 645-9291 and enter the passcode 6233017.

The event will also be webcast on the Company’s website at www.dwango.com. The webcast will be archived at that site following the live event, and a transcript will be available on the site; click on “inside dwango,” then “news and events” for a link to the transcript when posted.

About Dwango® Wireless
Dwango® Wireless (OTCBB:DWGN) offers a comprehensive approach for bringing lifestyle and affiliate brands to the wireless arena through customized entertainment content, ringtones, games and applications for mobile phones. A key player in the wireless industry, Dwango Wireless provides unique content for some of today's hottest lifestyle brands, including Napster, Playboy and Rolling Stone. Dwango Wireless corporate information can be found www.dwango.com. Dwango® is a trademark of Dwango Co. Ltd., and used by Dwango Wireless pursuant to an exclusive license.

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Certain of the statements made in this press release are forward-looking statements. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. For example, the statements regarding Dwango Wireless’s growth opportunities, the anticipated launch of future products and services and future financial and operating results are forward-looking and actual results may differ materially from those statements due to various risks and uncertainties. Those risks and uncertainties include customer acceptance of our products and services, failure to timely launch our new products and services and general economic conditions in our targeted markets. More information about the risks and uncertainties faced by Dwango Wireless is contained in our filings with the Securities and Exchange Commission. Dwango Wireless disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact: Sean Collins, Partner CCG Investor Relations and Strategic Communications (818) 789-0100, ext. 202	Dwango Wireless Contact: Jared Nieuwenhuis Director, Marketing Communications Dwango Wireless 206-832-0600 jared.nieuwenhuis@dwango.com

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Dwango North America Corp. and Subsidiaries
Consolidated Statement of Operations
(In Thousands, except per share data)

	Period Ended
	March 31,
	2005	2004
	(Unaudited)	(Unaudited)

Revenue	$1,060	$60

Cost of revenues	567	-

Gross profit	493	60

Expenses:
Sales and marketing	541	16
Research and development	1,350	379
General and administrative	1,215	853

Operating loss	(2,613)	(1,188)

Other expenses:
Interest expense, including
amortization of debt issuance cost
and interest on convertible notes,
net of interest income	855	419

Net loss	(3,468)	(1,607)

Accretion and deemed dividends on
redeemable preferred stock	(1,386)	-

Net Loss attributable to
common stockholders	$(4,854)	$(1,607)

Common share data:
Basic and diluted loss per share	$(0.58)	$(0.25)

Weighted average number of
basic and diluted common
shares outstanding	8,436	6,556

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Dwango North America Corp. and Subsidiaries
Consolidated Balance Sheets
(In Thousands, except per share data)

	March 31,	December 31,
	2005	2004
ASSETS	(Unaudited)
Current assets:
Cash	$11,974	$82
Accounts receivable	878	803
Prepaid royalties	977	793
Prepaid expenses	450	286
Other current assets	66	83

Total current assets	14,345	2,047

Fixed assets, net	330	251
Leasehold improvements, net	60	-
Deferred financing costs	665	765
Intangibles, net	37	49
Restricted cash	125	-
Prepaid license	237	288

	$15,799	$3,400

LIABILITIES AND SHAREHOLDER EQUITY/(DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$1,370	$1,335
Current portion of lease obligation	44	45

Total current liabilities	1,414	1,380

Long-term liabilities:
Senior convertible notes payable, net of debt
discount of $3,607,000 as of March 31, 2005	2,087	1,845
and of $4,070,000 as of December 31, 2004
Accrued interest - senior convertible notes	367	264
Long term portion of lease obligation	69	79

Total Liabilities	3,937	3,568

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Dwango North America Corp. and Subsidiaries
Consolidated Balance Sheets, continued
(In Thousands, except per share data)

	March 31,	December 31,
	2005	2004
	(Unaudited)
Preferred stock $.001 par value, authorized 10,000,000 shares

Redeemable Series A Convertible Preferred stock,
$.001 par value; issued and outstanding 1,250 shares;
including $108,000 of accrued dividends and net of debt
discount and deferred financing of $1,088,000 as of
March 31, 2005 and $71,000 of accrued dividends and net
of debt discount and deferred financing of $1,122,000
as of December 31, 2004.	270	199

Redeemable Series B Convertible Preferred stock,
$.001 par value; issued and outstanding 3,000 shares;
including $214,000 of accrued dividends and net of debt
discount and deferred financing of $2,142,000 as of
March 31, 2005 and $124,000 of accrued dividends and net
of debt discount and deferred financing of $2,158,000
as of December 31, 2004.	1,072	966

Redeemable Series D Convertible Preferred stock,
$.001 par value; issued and outstanding 15,703 shares;
including $183,000 of accrued dividends and net of debt
discount and deferred financing of $7,669,000.	8,217	-

Shareholders’ equity/(deficit):
Common stock, $.001 par value; 50,000,000 shares
authorized; shares issued and outstanding: 8,691,000 at
March 31, 2005 and 8,251,000 at December 31, 2004	9	8
Additional paid-in capital	21,572	14,469
Accumulated deficit	(19,278)	(15,810)

Total stockholders’ equity/(deficit)	2,303	(1,333)

	$15,799	$3,400

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